UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 28, 2016, Premier, Inc. (“Premier”) announced that its consolidated subsidiary, Premier Supply Chain Improvement, Inc. (“PSCI”), entered into a membership interest purchase agreement (the “Purchase Agreement”) dated as of November 25, 2016 by and among PSCI, GNYHA Holdings, LLC (the “Seller”), and the guarantors named in the Purchase Agreement, pursuant to which PSCI agreed to purchase (1) the remaining 50% of the issued and outstanding limited liability company membership interests of Innovatix, LLC (“Innovatix”) that are not currently owned by PSCI and (2) all of the issued and outstanding limited liability company membership interests of Essensa Ventures, LLC (“Essensa” and together with Innovatix, the “Acquired Companies”).

The acquisition closed on December 2, 2016. As previously announced, the aggregate cash purchase price was $325.0 million. At closing, approximately $238.5 million was paid to the Seller, of which $227.5 million represented a portion of the original purchase price, and approximately $11.0 million represented initial purchase price adjustments to reflect estimated closing working capital, cash and cash equivalents, indebtedness and transaction expenses. The balance of the purchase price, $97.5 million, will be paid on January 10, 2017. The purchase price will be further adjusted, on a dollar-for-dollar basis (1) upward or downward, as the case may be, to the extent actual working capital at closing (limited to 50% of working capital related to Innovatix due to PSCI’s existing 50% ownership interest) is less than or greater than the estimated closing working capital, (2) upward or downward, as the case may be, to reflect the actual cash and cash equivalents of the Acquired Companies at closing (limited to 50% of actual cash and cash equivalents of Innovatix due to PSCI’s existing 50% ownership interest), (3) upward or downward, as the case may be, to reflect the actual indebtedness of the Acquired Companies at closing (limited to 50% of actual indebtedness of Innovatix due to PSCI’s existing 50% ownership interest), and (4) upward or downward, as the case may be, to reflect the amount of transaction expenses of the Seller. Premier funded the acquisition with borrowings under its existing revolving credit facility.

In addition, the Purchase Agreement provides for a graduated earn-out opportunity for the Seller ranging from $18.5 million to $43.0 million based on tiered Company Parties’ Adjusted EBITDA (as defined in the Purchase Agreement) targets for the Acquired Companies ranging from $60.1 million to $73.1 million during the period from July 1, 2016 through and including June 30, 2017.

Premier and its affiliates, and certain of its directors and officers, have previously disclosed relationships with the Seller and the Acquired Companies in addition to the transaction. These relationships are discussed (i) in Note 21—Related Party Transactions to the consolidated financial statements included in Premier’s Form 10-K for the year ended June 30, 2016 (“2016 Form 10-K”) and Item 13—Certain Relationships and Related Transactions, and Director Independence included in Premier’s 2016 Form 10-K, (ii) in Note 15—Related Party Transactions to the consolidated financial statements included in Premier’s Form 10-Q for the quarter ended September 30, 2016, and (iii) under the headings “Related Person Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement dated October 19, 2016, each of which is incorporated herein by reference.

As part of the transaction, Premier’s Board of Directors (the “Board”) and the Conflict Advisory Committee of the Board (acting through only its independent director members), each received a fairness opinion from their respective financial advisors stating that the transaction was fair, from a financial point of view, to Premier. In addition, the independent directors on each of the Conflict Advisory Committee and the Board’s Member Agreement Review Committee reviewed the transaction from a “fair process” and “fair price” perspective, respectively.

The information provided under this Item 2.01 is a summary of certain portions of the Purchase Agreement and does not purport to be a complete description and is subject to, and qualified in its entirety by, (i) the information provided under Item 1.01 of Premier’s Current Report on Form 8-K filed on November 28, 2016 and (ii) the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to Premier’s Current Report on Form 8-K filed on November 28, 2016. To the extent not superseded by this Form 8-K, Item 1.01 of Premier’s Current Report on Form 8-K filed on November 28, 2016 and Exhibit 2.1 to such Form 8-K, is incorporated herein by reference herein.

The filing of this Current Report on Form 8-K shall not be deemed an admission by Premier that the transaction described herein is material.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 2, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders:

1.        elected five Class III Directors nominated to serve on the Company’s Board of Directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.        ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017; and

3.        approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting (the “Proxy Statement”).

A more complete description of each item is set forth in the Proxy Statement.

As of the record date for the Annual Meeting, there were 48,066,990 shares of the Company’s Class A common stock and 94,809,069 shares of the Company’s Class B common stock issued and outstanding. However, as a result of the Class B common unit exchange process discussed in the Proxy Statement, under “Frequently Asked Questions—What is the Class B common unit exchange process? Will it impact the Annual Meeting?,” 5,047,528 shares of Class B common stock were retired on or about October 31, 2016 and therefore not eligible to be voted. The 89,761,541 currently outstanding shares of Class B common stock were voted at the Annual Meeting pursuant to the Voting Trust Agreement, dated October 1, 2013, relating to shares of Class B common stock, as discussed in the Proxy Statement.

Each share of Class A common stock and Class B common stock was entitled to one vote on each matter properly brought before the Annual Meeting. The Class A common stock and Class B common stock voted together as a class. Votes representing approximately 93% of the combined voting power of the Class A common stock and Class B common stock, as of the record date, were present in person or represented by proxy at the Annual Meeting.

The final voting results for the Annual Meeting were as follows:

Item 1—Election of Directors

Each of the five nominees named in the Proxy Statement was elected by the stockholders to the Company’s Board of Directors for three-year terms based on the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan D. DeVore	120,331,668	9,707,616	2,738,389
Jody R. Davids	127,750,536	2,288,748	2,738,389
Peter S. Fine	117,736,595	12,302,689	2,738,389
David H. Langstaff	127,840,331	2,198,953	2,738,389
Marvin R. O’Quinn	113,969,885	16,069,399	2,738,389

Item 2—Ratification of the Appointment of Ernst & Young LLP

The appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017 was ratified by the stockholders based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
132,617,191	149,311	11,171	NA

Item 3—Advisory Vote to Approve Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
129,609,444	399,883	29,957	2,738,389

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Membership Interest Purchase Agreement, dated as of November 25, 2016 by and among Premier Supply Chain Improvement, Inc., GNYHA Holdings, LLC, and the guarantors named therein (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 28, 2016 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President

Date: December 2, 2016